Exhibit 10.1

Class [__]

LIBERTY LATIN AMERICA
2018 INCENTIVE PLAN
(Amended and Restated effective May 12, 2021)
SHARE APPRECIATION RIGHTS AGREEMENT

THIS SHARE APPRECIATION RIGHTS AGREEMENT (this “Agreement”) is made as of [__] (the “Grant Date”), by and between LIBERTY LATIN AMERICA LTD., an exempted Bermuda company limited by shares (the “Company”), and [__] whose name, address and employee number appear on the signature page hereto (the “Grantee”).
RECITALS
The Company has adopted the Liberty Latin America 2018 Incentive Plan (Amended and Restated effective May 12, 2021) (the “Plan”), which by this reference is made a part hereof, for the benefit of eligible employees of the Company and its Subsidiaries. Pursuant to Article 3 of the Plan the Company’s Board of Directors (the “Board”) appointed the Compensation Committee of the Board (the “Committee”) to administer the Plan. Capitalized terms used and not otherwise defined herein will have the meaning given thereto in the Plan. To review the Plan, please log into Shareworks by Morgan Stanley and visit the Documents tab.
The Committee has determined that it is in the best interest of the Company and its Shareholders to award a share appreciation right to the Grantee effective as of the Grant Date, subject to the conditions and restrictions set forth herein and in the Plan, in order to provide the Grantee additional remuneration for services rendered, to encourage the Grantee to continue to provide services to the Company or its Subsidiaries and to increase the Grantee’s personal interest in the continued success and progress of the Company.
AGREEMENT
The Company and the Grantee therefore agree as follows:
1.Definitions. The following terms, when used in this Agreement, have the following meanings:
“Act” means the Bermuda Companies Act 1981, as amended from time to time, and the rules and regulations thereunder.

“Base Price” means $9.63 per Share.
“Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado, are required or authorized to be closed.
“Cause” has the meaning specified [in the Employment Agreement] [for “cause” in Section 11.2(c) of the Plan].1
“Close of Business” means, on any day, 5:00 p.m., Denver, Colorado time.
1 NTD: Include first alternative for CEO.

“Code” means the U.S. Internal Revenue Code of 1986, as it may be amended from time to time, or any successor statute thereto. References to any specific Code section shall include any successor section.
“Committee” has the meaning specified in the preamble to this Agreement.
“Company” has the meaning specified in the preamble to this Agreement.
“Corresponding Day” means with respect to each month, the day of that month that is the same day of the month as the Grant Date; provided that, for any month for which there is not a day corresponding to the Grant Date, then the Corresponding Day shall be the last day of such month. By way of example, if the Grant Date was the 31st of December, the Corresponding Day in June would be the 30th.
“Disability” [has the meaning specified in the Employment Agreement] [means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as supported by a written opinion of a physician and determined by the Company. The Company may seek a second opinion as to the determination of Disability from a physician selected by the Company, and in such case, the Holder will be required to submit to an examination and provide the physician with any information that is necessary for such determination].2
“Employment Agreement” means that certain Employment Agreement [dated as of November 1, 2017, among the Company, LiLAC Communications Inc. and the Grantee] [by and between the Company and/or any of its subsidiaries and Grantee, if any].3
“Good Reason” [has the meaning specified under Section 1.1 of the Employment Agreement] [for a Grantee to terminate his or her service with the Company and its Subsidiaries means either (i) the definition ascribed to such term in the Grantee’s Employment Agreement, or (ii) if no such Employment Agreement exists, that any of the following occurs without the consent of such Grantee prior to the 12 month anniversary of an Approved Transaction:
(i)    any material diminution in the Grantee’s base compensation;
(ii)    the material diminution of the Grantee’s official position or authority, but excluding isolated or inadvertent action not taken in bad faith that is remedied promptly after notice; or
(iii)    the Company requires the Grantee to relocate his/her principal business office to a different country]. 4
“Grant Date” has the meaning specified in the preamble to this Agreement.
“Grantee” has the meaning specified in the preamble to this Agreement.
“Plan” has the meaning specified in the preamble of this Agreement.
2 NTD: Include first alternative for CEO.
3 NTD: Include first alternative for CEO.
4 NTD: Include first alternative for CEO.

“Required Withholding Amount” has the meaning specified in Section 5 of this Agreement.
“Retirement” means the voluntary termination of a Grantee’s employment with the Company or its Subsidiaries, on or after the date that the sum of the Grantee’s years of age and years of continuous employment with the Company or its Subsidiaries is at least 70 (the “Rule of 70”).  For clarity, the Company will count years of continuous employment with Liberty Global plc or any of its Subsidiaries for calculating the Rule of 70 for any service rendered by the Grantee to such entities immediately prior to joining the Company or any of its Subsidiaries.

        “SAR” has the meaning specified in Section 2 of this Agreement.
“Section 409A” means Section 409A of the Code and related Regulations and Treasury pronouncements.
“Share” means the [__] common shares, nominal value $0.01 per share, of the Company.
“Special Termination Period” has the meaning specified in Section 7(d) of this Agreement.
“Term” has the meaning specified in Section 2 of this Agreement.
“Termination of Service” means the Grantee’s provision of services to the Company and its Subsidiaries as an officer, employee or Consultant, or provision of services to Liberty Global plc and its Subsidiaries as an officer, employee or Consultant, terminates for any reason. Whether any leave of absence constitutes a Termination of Service will be determined by the Committee subject to Section 11.2(d) of the Plan. Unless the Committee otherwise determines, neither a change of the Grantee’s employment from the Company to a Subsidiary or from a Subsidiary to the Company or another Subsidiary, nor a change in Grantee’s status from a Consultant to an employee, will be a Termination of Service for purposes of this Agreement if such change of employment or status is made at the request or with the express consent of the Company. Unless the Committee otherwise determines, however, any such change of employment or status that is not made at the request or with the express consent of the Company and any change in the Grantee’s status from an employee to a Consultant will be a Termination of Service within the meaning of this Agreement.
“Third Party Administrator” means the company or any successor company that has been selected by the Company to maintain the database of the Plan and to provide related services, including but not limited to equity grant information, transaction processing and a grantee interface.
“Year of Continuous Service” has the meaning specified in Section 7(d) of this Agreement.
2.Grant of Share Appreciation Right. Subject to the terms and conditions herein, pursuant to the Plan, the Company grants to the Grantee a Free-Standing SAR with respect to the number of Shares set forth on the signature page hereto (each, a “SAR” and collectively, the “SARs”). Upon exercise of a SAR in accordance with this Agreement, the Company will, subject to Section 7.4 of the Plan and Section 5 below, issue to the Grantee the number of the applicable class of Shares, if any, by which the Fair Market Value of the Shares represented by such SAR as of the date on which such exercise is considered to occur pursuant to Section 4 exceeds the Base Price of such SAR. The SARs, to the extent they have become exercisable in accordance with Section 3, will be exercisable during the period commencing on the Grant Date and expiring at the Close of Business on March 15, 2032 (the “Term”), subject to earlier termination as provided in Section 7. The Base Price and number of SARs are subject to adjustment pursuant to Section 11.
3.Conditions of Exercise.
(a)Unless otherwise determined by the Committee in its sole discretion, the SARs will be exercisable only in accordance with the conditions stated herein.
(i)Except as otherwise provided in Section 11.1(b) of the Plan or in this Section 3, the SARs will not be exercisable until March 15, 2023 and may be exercised thereafter, only to the extent they have become exercisable, in accordance with the following schedule:
[__]
Please refer to the website of the Third Party Administrator, which maintains the database for the Plan and provides related services, for the specific Vesting Dates related to the Restricted Share Units (click on the specific Grant Name or Grant ID in the Portfolio/Account Summary View).
Additionally, the Grantee will not vest, pursuant to this Section 3, in the SARs as to which the Grantee would otherwise vest as of a given date if his or her Termination of Service or a breach of any applicable restrictions, terms or conditions with respect to such SARs has occurred at any time after the Grant Date and prior to the first Vesting Date (the vesting or forfeiture of such SARs to be governed instead by Section 7). All SARs will (x) become exercisable on the date of Termination of Service if the Termination of Service occurs by reason of the Grantee’s death or Disability, (y) if the Termination of Service is by the Company or a Subsidiary without Cause (as determined in the sole discretion of the Committee) and occurs after the first Vesting Date, the Grantee will be entitled to exercise all SARs that had previously become exercisable, plus the product of (A) one-twelfth (1/12) of the additional number of SARs that would have become exercisable on the next following vesting date in accordance with the above schedule, times (B) the number of full months of employment completed since the most recent date of vesting in accordance with the foregoing schedule, and (z) if the Termination of Service is due to the Grantee’s Retirement prior to any SAR becoming exercisable or being exercised in full, then such SARs shall be exercisable as of the date of the Grantee’s Retirement to the extent that any such SAR would have otherwise become exercisable had the Grantee remained in continuous employment with the Company through the date that is one year after the date of the Grantee’s Retirement.

(ii)If the Grantee is suspended (with or without compensation) or is otherwise not in good standing with the Company or any Subsidiary as determined by the Company’s Chief Legal Officer due to an alleged violation of the Company’s Code of Business Conduct, applicable law or other misconduct (a “Suspension Event”), the Company has the right to suspend the vesting of the SARs until the day after the Chief Legal Officer has determined (x) the suspension is lifted or (y) the Company determines lack of good standing has been cured (each, the “Recovery Date”). If the Suspension Event has occurred and prior to the Recovery Date, the Grantee dies, is disabled or is terminated without cause, then the provisions of Sections 3(a)(i) and 7 continue to apply notwithstanding the Suspension Event. If the Grantee resigns (including due to Retirement) or is terminated for Cause prior to the Recovery Date then the unvested SARs will be terminated without any further vesting after the date of the Suspension Event.
(iii)To the extent the SARs become exercisable, all or any of such SARs may be exercised (at any time or from time to time, except as otherwise provided herein) until expiration of the Term or earlier termination thereof.
(iv)The Grantee acknowledges and agrees that the Committee, in its discretion and as contemplated by Section 3.3 of the Plan, may adopt rules and regulations from time to time after the date hereof with respect to the exercise of the SARs and that the exercise by the Grantee of SARs will be subject to the further condition that such exercise is made in accordance with all such rules and regulations as the Committee may determine are applicable thereto.
(b)Notwithstanding anything to the contrary contained herein, if Termination of Service (x) by the Company or a Subsidiary without Cause or (y) by the Grantee for Good Reason, in each case, occurs on or prior to (A) the 12 month anniversary of an Approved Transaction or (B) with respect to clause (y) of this Section 3(b) only, the later of such 12 month anniversary or the first day following the expiration of the cure period described below, then all SARs will become exercisable on the date of Termination of Service. For Grantee’s Termination of Service to qualify as for Good Reason, the Grantee must notify the Committee in writing within 30 days of the occurrence of the event giving rise to the Good Reason, and the Company must have failed to take corrective action within 30 days after such notice is given to cure the event giving rise to the Good Reason for Termination of Service.
4.Manner of Exercise. The SARs will be considered exercised (as to the number of SARs specified in the notice referred to in Section 4(a) below) on the latest of (i) the date of exercise designated in the written notice referred to in Section 4(a) below, (ii) if the date so designated is not a Business Day, the first Business Day following such date or (iii) the earliest Business Day by which the following have occurred:
(c)The Grantee has either (i) notified the Third Party Administrator through its website or by telephone (see Section 13 below) of the exercise, or (ii) submitted to the Company a properly executed written notice of exercise in such form as the Committee may require containing such representations and warranties as the Committee may require and designating, among other things, the date of exercise and the number of SARs to be exercised; and
(d)The Third Party Administrator or the Company, as the case may be, has received such other documentation, if any, that the Committee may reasonably require.
5.Mandatory Withholding for Taxes. The Grantee acknowledges and agrees that the Company will deduct from the Shares otherwise payable or deliverable upon exercise of any SARs, a number of Shares (valued at their Fair Market Value on the date of exercise) that is equal to the amount, if any, of all national, state and local taxes and employee social security contributions required to be withheld by the Company upon such exercise, as determined by the management of the Company in its sole and absolute discretion (the “Required Withholding Amount”). Without limitation to the foregoing sentence, the Grantee hereby agrees that the Required Withholding Amount can also be collected by (i) deducting from cash amounts otherwise payable to the Grantee (including wages or other cash compensation) or (ii) withholding from proceeds of the sale of Shares acquired upon exercise of any SARs through a sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent), but in either case, subject to compliance with applicable law.
6.Delivery by the Company. As soon as practicable after receipt of all items referred to in Section 4, and subject to the withholding referred to in Section 5, the Company will deliver or cause to be delivered to or at the direction of the Grantee the amount of consideration determined under the second sentence of Section 2 above, which consideration shall consist of Shares (valued at their Fair Market Value on the date of exercise). Any delivery of Shares will be deemed effected for all purposes when (i) a statement of holdings reflecting such Shares held for the benefit of Grantee in uncertificated form by a third party service provider designated by the Company has been delivered personally to the Grantee or, if delivery is by mail, when the statement of holdings has been deposited in the United States or local country mail, addressed to the Grantee, or (ii) confirmation of deposit into the designated broker’s account of such Shares, in written or electronic format, is first made available to Grantee.
7.Early Termination of the SARs. Unless otherwise determined by the Committee in its sole discretion, the SARs will terminate, prior to the expiration of the Term, at the time specified below:
(e)Subject to Section 7(b), if Termination of Service occurs other than (i) by the Company or a Subsidiary (whether for Cause or without Cause), (ii) by reason of the Grantee’s Retirement or (iii) by reason of Grantee’s death or Disability, then the SARs will terminate at the Close of Business on the first Business Day following the expiration of the 90-day period which began on the date of Termination of Service.
(f)If the Grantee dies (i) prior to Termination of Service or prior to the expiration of a period of time following Termination of Service during which the SARs remain exercisable as provided in Section 7(a) or Section 7(c), as applicable, the SARs will terminate at the Close of Business on the first Business Day following the expiration of the one-year period which began on the date of the Grantee’s death, or (ii) prior to the expiration of a period of time following Termination of Service during which the SARs remain exercisable as provided in Section 7(d) or Section 7(f), the SARs will terminate at the Close of Business on the first Business Day following the expiration of (A) the one-year period which began on the date of the Grantee’s death, (B) the Special Termination Period or (C) the two-year period which began on the date of the Grantee’s Retirement, whichever period is longer.
(g)Subject to Section 7(b), if Termination of Service occurs by reason of Disability, then the SARs will terminate at the Close of Business on the first Business Day following the expiration of the one-year period which began on the date of Termination of Service.
(h)If Termination of Service is by the Company or a Subsidiary without Cause (as determined in the sole discretion of the Committee), the SARs will terminate at the Close of Business on the first Business Day following the expiration of the Special Termination Period. The Special Termination Period is the period of time beginning on the date of Termination of Service and continuing for the number of days that is equal to the sum of (a) 90, plus (b) 180 multiplied by the Grantee’s total Years of Continuous Service, provided that the Special Termination Period will in any event expire on the second anniversary of the date of Termination of Service. A Year of Continuous Service means a consecutive 12-month period, measured from the Grantee’s hire date (as reflected in the payroll records of the Company or a Subsidiary) and the anniversaries of that date, during which the Grantee is employed by the Company or a Subsidiary, or by Liberty Global plc or its Subsidiaries, without interruption. If the Grantee was employed by a Subsidiary at the time of such Subsidiary’s acquisition by the Company, the Grantee’s employment with the Subsidiary prior to the acquisition date will not be included in determining the Grantee’s Years of Continuous Service unless the Committee, in its sole discretion, determines that such prior employment will be included.
(i)If Termination of Service is by the Company or a Subsidiary for Cause, then the SARs will terminate immediately upon such Termination of Service.
        (f)    If Termination of Service is due to Retirement, then any SAR that becomes exercisable as a result of such Termination of Service along with any SAR not exercised in full prior to such Termination of Service shall remain exercisable until the first to occur of the date that is two years after the date of the Grantee’s Retirement or the scheduled expiration of such SARs.

In any event in which the SARs remain exercisable for a period of time following the date of Termination of Service as provided above, the SARs may be exercised during such period of time only to the extent the same were exercisable as provided in Section 3 above on such date of Termination of Service. Notwithstanding any period of time referenced in this Section 7 or any other provision of this Section 7 that may be construed to the contrary, the SARs will in any event terminate upon the expiration of the Term.

8.    Automatic Exercise of SARs. Immediately prior to the termination of SARs, as provided in Section 7(a), 7(b), 7(c), 7(d) or 7(f) above or upon expiration of the Term, all remaining SARs then exercisable will be deemed to have been exercised by the Grantee. Notwithstanding any other provision of this Agreement, no exercise of SARs will be deemed to occur upon Termination of Service for Cause.
9.Nontransferability. During the Grantee’s lifetime, the SARs are not transferable (voluntarily or involuntarily) other than pursuant to a Domestic Relations Order and, except as otherwise required pursuant to a Domestic Relations Order, are exercisable only by the Grantee or the Grantee’s court appointed legal representative. The Grantee may designate a beneficiary or beneficiaries to whom the SARs will pass upon the Grantee’s death and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on such form as may be prescribed by the Committee, provided that no such designation will be effective unless so filed prior to the death of the Grantee. If no such designation is made or if the designated beneficiary does not survive the Grantee’s death, the SARs will pass by will or the laws of descent and distribution. Following the Grantee’s death, the SARs, if otherwise exercisable, may be exercised by the person to whom such right passes according to the foregoing and such person will be deemed the Grantee for purposes of any applicable provisions of this Agreement.
10.No Shareholder Rights. The Grantee will not, by reason of the Award granted under this Agreement, be deemed for any purpose to be, or to have any of the rights of, a Shareholder with respect to any Shares, nor will the existence of this Agreement affect in any way the right or power of the Company or its Shareholders to accomplish any corporate act, including, without limitation, the acts referred to in Section 11.16 of the Plan.
11.Adjustments. The SARs will be subject to adjustment (including, without limitation, as to the number of SARs and the Base Price per Share) in the sole discretion of the Committee and in such manner as the Committee may deem equitable and appropriate in connection with the occurrence of any of the events described in Section 4.2 of the Plan following the Grant Date.
12.Restrictions Imposed by Law. Without limiting the generality of Section 11.8 of the Plan, the Grantee will not exercise any SARs, and the Company will not be obligated to issue or cause to be issued any Shares, if counsel to the Company determines that such exercise or issuance would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which Shares are listed or quoted. The Company will in no event be obligated to take any affirmative action in order to cause the exercise of the SARs or issuance of Shares to comply with any such law, rule, regulation or agreement.
13.Notice. Unless the Company notifies the Grantee in writing of a different procedure:
(a)any notice or other communication to the Company with respect to this Agreement (other than a notice of exercise pursuant to Section 4 of this Agreement) will be in writing and will be delivered personally or sent by United States first class or local country mail, postage prepaid, overnight courier, freight prepaid or sent by facsimile and addressed as follows:
Liberty Latin America Ltd.
c/o LiLAC Communications Inc.
1550 Wewatta Street, Suite 710
Denver, Colorado 80202
Attn: Legal Department

(b)any notice of exercise pursuant to Section 4 will be made to the Third Party Administrator, Shareworks by Morgan Stanley, either through its website at LibertyLatinAmerica.Solium.com or by telephone at 1.877.380.7793 or 1 + International code + 403.515.3956.
Any notice or other communication to the Grantee with respect to this Agreement will be in writing and will be delivered personally, or will be sent by United States first class or local country mail, postage prepaid, to the Grantee’s address as listed in the records of the Company on the Grant Date, unless the Company has received written notification from the Grantee of a change of address.
14.Amendment. Notwithstanding any other provision hereof, this Agreement may be supplemented or amended from time to time as approved by the Committee. Without limiting the generality of the foregoing, without the consent of the Grantee,
(a)this Agreement may be amended or supplemented from time to time as approved by the Committee (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or (ii) to add to the covenants and agreements of the Company for the benefit of the Grantee or surrender any right or power reserved to or conferred upon the Company in this Agreement, subject to any required approval of the Shareholders and, provided, in each case, that such changes will not adversely affect the rights of the Grantee with respect to the Award evidenced hereby, or (iii) to reform the Award made hereunder as contemplated by Section 11.18 of the Plan or to exempt the Award made hereunder from coverage under Code Section 409A, or (iv) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including the Act, and any applicable tax or securities laws; and
(b)subject to any required action by the Board or the Shareholders, the SARs granted under this Agreement may be canceled by the Company and a new Award made in substitution therefor, provided that the Award so substituted will satisfy all of the requirements of the Plan as of the date such new Award is made and no such action will adversely affect any SARs to the extent then exercisable.
15.Grantee Employment.

(a)Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, will confer or be construed to confer on the Grantee any right to continue in the employ or service of the Company or any of its Subsidiaries or interfere in any way with any right of the Company or any Subsidiary, subject to the terms of any separate employment agreement to the contrary, to terminate the Grantee’s employment or service at any time, with or without cause.
(b)The Award hereunder is special incentive compensation that will not be taken into account, in any manner, as salary, earnings, compensation, bonus or benefits, in determining the amount of any payment under any pension, retirement, profit sharing, 401(k), life insurance, salary continuation, severance or other employee benefit plan, program or policy of the Company or any of its Subsidiaries or any employment agreement or arrangement with the Grantee.
(c)It is a condition of the Grantee’s Award that, in the event of Termination of Service for whatever reason, whether lawful or not, including in circumstances which could give rise to a claim for wrongful and/or unfair dismissal (whether or not it is known at the time of Termination of Service that such a claim may ensue), the Grantee will not by virtue of such Termination of Service, subject to Section 3 of this Agreement, become entitled to any damages or severance or any additional amount of damages or severance in respect of any rights or expectations of whatsoever nature the Grantee may have hereunder or under the Plan. Notwithstanding any other provision of the Plan or this Agreement, the Award hereunder will not form part of the Grantee’s entitlement to remuneration or benefits pursuant to the Grantee’s employment agreement or arrangement, if any. The rights and obligations of the Grantee under the terms of his or her employment agreement or arrangement, if any, will not be enhanced hereby.
(d)In the event of any inconsistency between the terms hereof or of the Plan and any employment, severance or other agreement or arrangement with the Grantee, the terms hereof and of the Plan shall control.
16.Nonalienation of Benefits. Except as provided in Section 9 of this Agreement, (i) no right or benefit under this Agreement will be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same will be void, and (ii) no right or benefit hereunder will in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Grantee or other person entitled to such benefits.
17.Data Privacy.
(c)The Grantee’s acceptance hereof shall evidence the Grantee’s explicit and unambiguous consent to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data by and among, as applicable, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that the Company may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, bonus and employee benefits, nationality, job title and description, any Shares or directorships or other positions held in the Company, its Subsidiaries and Affiliates, details of all options, share appreciation rights, restricted shares, restricted share units or any other entitlement to Shares or other Awards granted, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, annual performance objectives, performance reviews and performance ratings, for the purpose of implementing, administering and managing Awards under the Plan (“Data”).

(d)The Grantee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Grantee’s country or elsewhere, and that the recipients’ country (e.g. the United States) may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative. The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Grantee may elect to deposit any Shares acquired with respect to an Award.
(e)The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that the Grantee may at any time view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s local human resources representative. Further, the Grantee understands that he or she is providing the consents herein on a purely voluntary basis. If the Grantee does not consent, or if the Grantee later seeks to revoke his or her consent, the Grantee’s employment status or service and career with the Company will not be adversely affected; the only adverse consequence of refusing or withdrawing the Grantee’s consent is that the Company would not be able to grant him or her SARs or other equity awards or administer or maintain such awards. Therefore, the Grantee understands that refusing or withdrawing the Grantee’s consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of a refusal to consent or withdrawal of consent, the Grantee may contact the Grantee’s local human resources representative.
18.Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Colorado. Each party irrevocably submits to the general jurisdiction of the state and federal courts located in the State of Colorado in any action to interpret or enforce this Agreement and irrevocably waives any objection to jurisdiction that such party may have based on inconvenience of forum. Each party waives its right to trial by jury.
19.Construction. References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all Exhibits and Schedules appended hereto. This Agreement is entered into, and the Award evidenced hereby is granted, pursuant to the Plan and shall be governed by and construed in accordance with the Plan and the administrative interpretations adopted by the Committee thereunder. The word “include” and all variations thereof are used in an illustrative sense and not in a limiting sense. All decisions of the Committee upon questions regarding this Agreement will be conclusive. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan will control. The headings of the sections of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and will in no way modify or restrict any of the terms or provisions hereof.
20.Duplicate Originals. The Company and the Grantee may sign any number of copies of this Agreement. Each signed copy will be an original, but all of them together represent the same agreement. Counterparts to this Agreement may be delivered via .PDF or other electronic means.

21.Rules by Committee. The rights of the Grantee and the obligations of the Company hereunder will be subject to such reasonable rules and regulations as the Committee, in its discretion and as contemplated by Section 3.3 of the Plan, may adopt from time to time.
22.Entire Agreement. This Agreement is in satisfaction of and in lieu of all prior discussions and agreements, oral or written, between the Company and the Grantee regarding the subject matter hereof. The Grantee and the Company hereby declare and represent that no promise or agreement not herein expressed has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the Award and replaces and makes null and void any prior agreements between the Grantee and the Company regarding the Award. This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.
23.Grantee Acceptance. The Grantee will signify acceptance of the terms and conditions of this Agreement by signing in the space provided at the end hereof and returning a signed copy to the Company. If the Grantee does not execute and return this Agreement within 90 days of the Grant Date, the grant of the SARs shall be null and void.

Signature Page to Share Appreciation Rights Agreement
dated [__] between Liberty Latin America Ltd. and Grantee

LIBERTY LATIN AMERICA LTD.

By:
Name:
Title:

ACCEPTED:

Grantee Name:

Grant ID Number: _________________

Number of Free-Standing [__] SARs granted: ________________